TELEMUNDO GROUP, INC.
			   1994 STOCK PLAN

SECTION 1. Establishment, Purpose, and Effective Date of Plan

     1.1 Establishment. Telemundo Group, Inc., a Delaware corporation (the ``Company''), hereby establishes the ``1994 STOCK PLAN'' (the ``Plan'') for key employees. The Plan permits the grant of Stock Options, Stock Appreciation Rights and Restricted Stock.

     1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its Subsidiaries and promote continuity of management by encouraging and providing key employees with the opportunity to acquire an equity interest in the Company and to participate in the increase in shareholder value as reflected in the growth in the price of the shares of the Company's Stock and by enabling the Company to attract and retain the services of key employees upon whose judgment, interest, skills, and special effort the successful conduct of its operations is largely dependent.

     1.3 Effective Date. The Plan shall become effective on the Consummation Date, as defined in the Second Amended Chapter 11 Plan of Reorganization of Telemundo Group, Inc. as debtor and debtor-in-possession, dated April 29, 1994 and confirmed by the United States Bankruptcy Court for the Southern District of New York on July 20, 1994, as amended or modified from time to time (the ``Bankruptcy Plan''), subject to the approval by the affirmative votes of the holders of a majority of the securities of the Company entitled to vote.

SECTION 2. Definitions; Construction

     2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

	(a) ``Act'' means the Securities Exchange Act of 1934, as amended.

	(b) ``Apollo'' means, collectively, Apollo Advisors, L.P., a Delaware limited partnership, Lion Advisors, L.P., a Delaware limited partnership, Apollo Investment Fund, L.P., a Delaware limited partnership, Apollo Investment Fund II, L.P., a Delaware limited partnership, or any investment fund, investment account or other entity whose investing manager, investment advisor or general partner, or any principal thereof, is any of the foregoing entities or individuals or any principal or affiliate of any of them; provided, however, that no entity or individual shall be deemed within the definition of Apollo when that entity or individual ceases to be an affiliate of any of the foregoing entities or individuals or an investment fund, investment account or other entity whose investing manager, investment advisor or general partner, or any principal thereof, is any of the foregoing entities or individuals or any principal or affiliate of any of them.

	(c) ``Board'' means the Board of Directors of the Company.

	(d) ``Change in Capitalization'' means any increase or reduction in the number of shares of Stock, or any change (including, but not limited to, a change in value) in the shares of Stock or exchange of shares of Stock for a different number or kind of shares or other securities of the Company or any other corporation or other entity, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance (other than pursuant to the Bankruptcy Plan) of warrants or rights or debentures, stock dividend, stock split or reverse stock split, extraordinary dividend, property dividend, combination or exchange of shares or otherwise.

	(e) A ``Change in Control'' means an event or series of events after the Consummation Date by which(i) any ``person'' or ``group'' (as such terms are used in Section 13(d) and 14(d) of the Act) becomes the ``beneficial owner'' (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 50% of the aggregate voting power of all the capital stock of the Company normally entitled to vote in the election of directors or (ii) during any period of two consecutive calendar years individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the directors then in office; provided, however, that it shall not constitute a Change in Control if, in the case of clause (i) above, Apollo and/or TLMD and/or Reliance Insurance Company, a Pennsylvania corporation, and/or its affiliates (collectively, ``Reliance'') become the beneficial owners, directly or indirectly, of more than 50% of the aggregate voting power of all the capital stock of the Company entitled to vote in the election of directors or, in the case of clause (ii) above, such Change in Control would be caused by the designation of directors by Apollo, TLMD or Reliance. Notwithstanding anything to the contrary set forth above in this definition, a ``Change in Control'' shall not be deemed to have occurred upon the happening of any of the events specified in clauses (i) and (ii) of this definition, if and so long as any shares of Series B Common Stock of the Company are issued and outstanding and the holders of such shares have the power to elect at least a majority of the Board.

	(f) ``Code'' means the Internal Revenue Code of 1986, as amended.

	(g) ``Committee'' means a committee of the Board designated to administer the Plan which shall consist solely of two or more members of the Board who are ``disinterested'' within the meaning of Rule 16b-3 under the Act and ``outside directors'' within the meaning of
     Section 162(m) of the Code.

	(h) ``Company'' means Telemundo Group, Inc., a Delaware corporation, and any successors thereto.

	(i) ``Disability'' shall have the meaning assigned to the terms ``total disability'' or ``totally disabled'' in the Telemundo Group, Inc. long-term disability program for salaried employees, provided the Participant remains totally disabled for six consecutive months; or, if the Company does not maintain a long-term disability program, an individual shall have a ``Disability'' if he is unable to engage in any substantial activity by reason of any medically determinable, physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

	(j) ``Eligible Employee'' means any key employee designated by the Committee as eligible to participate in the Plan pursuant to Subsection 3.1.

	(k) ``Employee Option'' means an Option granted to an Eligible Employee pursuant to Section 6.

	(l) ``Fair Market Value'' means the mean of the high and low prices at which the Stock is reported to have traded on the relevant date as reported on the NASDAQ Electronic Interdealer Quotation System (``NASDAQ System''); and if there is no trade on the relevant date, the Fair Market Value shall mean the mean of the low asked and high bid prices on that date as reported on the NASDAQ System. If the principal market for the Stock shall become a national securities exchange then the fair market value shall mean the mean of the high and low prices at which the Stock is reported to have traded on the relevant date; and if there is no trade on the relevant date, the Fair Market Value shall mean the mean of the low asked and high bid prices on that date. If no Fair Market Value has been established in accordance with the foregoing, Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

	(m) ``Option'' means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either (i) an ``incentive stock option'' within the meaning of
     Section 422 of the Code or (ii) a ``nonstatutory stock option.''

	(n) ``Option Agreement'' means the agreement evidencing the grant of an Option as described in Subsection 6.2.

	(o) ``Option Price'' means the price at which Stock may be purchased pursuant to an Option.

	(p) ``Optionee'' means a person to whom an Option has been granted under the Plan.

	(q) ``Participant'' means an Eligible Employee who has been granted and, at the time of reference, holds an Option or share of Restricted Stock.

	(r) ``Period of Restriction'' means the period during which shares of Restricted Stock are subject to restrictions pursuant to Section 9 of the Plan.

	(s) ``Pooling Period'' means, with respect to a Pooling Transaction, the period ending on the day after the first date on which the combined entity resulting from the Pooling Transaction publishes thirty days of combined operating results, or if the Board makes a determination, such other period following the Pooling Transaction which the Board reasonably determines is appropriate in connection with the Pooling Transaction as a means of qualifying for and pursuing ``pooling of interests'' accounting treatment.

	(t) ``Pooling Transaction'' means an acquisition of or by the Company in a transaction which is intended to be treated as a ``pooling of interests'' under generally accepting accounting principles.

	(u) ``Restricted Stock'' means Stock granted to an Eligible Employee pursuant to Section 9 of the Plan.

	(v) ``Retirement'' shall have the meaning assigned to such term in the Telemundo Group, Inc. retirement plan, or if such plan is not in effect, such term shall mean the termination of employment with the Company by reason of the attainment of the age of sixty.

	(w) ``Stock'' means the Series A Common Stock of the Company, par value of $.01 per share.

	(x) ``Stock Appreciation Right'' means the right to receive the increase in the value of Stock subject to an Option in lieu of purchasing such Stock.

	(y) ``Subsidiary'' means any present or future subsidiary of the Company, as defined in Section 424(f) of the Code.

	(z) ``TLMD'' means TLMD Partners II, L.L.C., a Delaware limited liability company, and its affiliates, members (including voting committee members), investing managers and investment advisors, or any investment fund, investment account or other entity whose investing manager, investment advisor or general partner, or any principal thereof, is any of the foregoing entities or individuals or any principal or affiliate of any of them; provided, however, that no entity or individual shall be deemed within the definition of TLMD when that entity or individual ceases to be an affiliate of any of the foregoing entities or individuals or an investment fund, investment account or other entity whose investing manager, investment advisor or general partner, or any principal thereof, is any of the foregoing entities or individuals or any principal or affiliate of any of them.

     2.2 Number. Except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. Eligibility and Participation

     3.1 Eligibility and Participation. Eligible Employees in the Plan shall be selected by the Committee from among those officers and other key employees of the Company and its Subsidiaries who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

SECTION 4. Stock Subject to Plan

     4.1 Number. The total number of shares of Stock subject to issuance under the Plan may not exceed 1,000,000 subject to adjustment upon occurrence of any of the events indicated in Subsection 4.5. The maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted to any Eligible Employee during the term of the Plan cannot exceed 700,000. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

     4.2 Unused Stock; Unexercised Rights. In the event any shares of Stock are subject to an Option, which for any reason expires or is terminated unexercised as to such shares, or any shares of Stock subject to a Restricted Stock grant made under the Plan are reacquired by the Company pursuant to Section 9 of the Plan, such shares again shall become available for issuance under the Plan.

     4.3 Exercise of Stock Appreciation Right. Whenever a Stock Appreciation Right is exercised and payment of the amount determined in Subsection 8.1(b) is made in cash, the shares of Stock allocable to the portion of the Option surrendered may again be the subject of Options or Restricted Stock hereunder. Whenever a Stock Appreciation Right is exercised and payment of the amount determined in Subsection 8.1(b) is made in shares of Stock, no shares of Stock with respect to which the Stock Appreciation Right is exercised may again be the subject of Options or Restricted Stock hereunder.

     4.4 Restricted Stock. Whenever any shares of Stock granted to an Eligible Employee are forfeited pursuant to Section 9 herein, such shares may again be the subject of Options or Restricted Stock hereunder, but only if the Participant had not been paid any dividend or received any other benefit of ownership of such forfeited shares.

     4.5 Adjustment in Capitalization.

	(a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number and class of shares of Stock or other securities with respect to which Options or Restricted Stock may be granted under the Plan; (ii) the number and class of shares of Stock or other securities which are subject to outstanding Options or Restricted Stock granted under the Plan, and the purchase price therefor, if applicable; and (iii) the maximum number of shares of Stock or other securities with respect to which Options or Stock Appreciation Rights may be granted to any Eligible Employee during the term of the Plan.

	(b) Any such adjustment in the shares of Stock or other securities subject to outstanding incentive stock options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

	(c) If, by reason of a Change in Capitalization, a grantee of Restricted Stock shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities, such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Restricted Stock or shares of Stock subject to the Option, as the case may be, prior to such Change in Capitalization.

SECTION 5. Duration of Plan

     5.1 Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Subsection 12.3 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option or Restricted Stock may be granted under the Plan on or after the tenth anniversary of the Consummation Date.

SECTION 6. Option Grants for Eligible Employees

     6.1 Grant of Employee Options. Subject to the provisions of Sections 4 and 5, Employee Options may be granted to Eligible Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion consistent with the terms of the Plan in determining whether to grant Employee Options and the number of Options granted to each Eligible Employee. The Committee also shall determine whether an Employee Option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonstatutory stock option. Nothing in this Section 6 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in excess of the maximum established by Section 422 of the Code.

     6.2 Option Agreement. Each Employee Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Stock to which the Option pertains and such other provisions as the Committee shall determine.

     6.3 Option Price. The Option Price for each Employee Option shall be determined by, or in the manner specified by, the Committee; provided that (i) subject to Section 4.5 hereof, Employee Options with respect to no more than 600,000 shares of Stock may have an Option Price less than the Fair Market Value of the Stock on the date the Option is granted and
(ii) in the case of an incentive stock option, no Employee Option shall have an Option Price that is less than the Fair Market Value of the Stock on the date the Option is granted (110% of Fair Market Value in the case of an incentive stock option granted to any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary (a ``Ten Percent Stockholder'')).

     6.4 Duration of Employee Options. Each Employee Option shall expire at such time as the Committee shall determine at the time it is granted; provided, however, that no Employee Option shall be exercisable later than the tenth anniversary date of its grant (the fifth anniversary in the case of an incentive stock option granted to a Ten Percent Stockholder).

     6.5 Exercise of Employee Options. Employee Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Eligible Employees.

SECTION 7. Terms and Conditions Applicable to All Options

     7.1 Payment. The Option Price shall be payable to the Company in full upon exercise of an Option either (i) in cash or its equivalent, or (ii) at the discretion of the Committee, by tendering shares of Stock held by the Optionee for more than six months having a Fair Market Value at the time of exercise equal to the Option Price or (iii) by a combination of
(i) and (ii). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

     7.2 Restrictions on Stock Transferability. The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

     7.3 Termination of Employment Due to Retirement. The Committee may provide in the Option Agreement that in the event the employment of the Optionee is terminated by reason of Retirement or for a reason other than for Cause or following a Change in Control, any outstanding Options granted to the Optionee which are then exercisable shall continue to be exercisable at any time prior to the earlier of the expiration date of the Options and one year after the date of termination, and any Options not then exercisable shall terminate immediately, subject to such exceptions (which shall be set forth in the Option Agreement) as the Committee may, in its sole discretion, approve.

     7.4 Termination of Employment Due to Death or Disability. The Committee may provide in the Option Agreement the rights of an Optionee under any then outstanding Option granted to the Optionee pursuant to the Plan in the event the employment of the Optionee is terminated by reason of death or Disability.

     7.5 Termination of Employment for Cause. Notwithstanding anything to the contrary herein, if the employment of the Optionee shall terminate for Cause, any then outstanding Option granted pursuant to the Plan to the Optionee shall terminate immediately; provided, that the Committee may waive, in whole or in part, the automatic forfeiture of such Employee Options and may set forth such waiver or condition in the Option Agreement or at any other time, including following the termination of employment. For purposes of this Plan, ``Cause'' means the Optionee's knowingly or recklessly causing material injury to the Company, the Optionee's willful misconduct in the performance of (or failure to perform) his duties, or the Optionee's dishonest, fraudulent or unlawful behavior involving moral turpitude whether or not in connection with his employment.

     7.6 Nontransferability and Exercisability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to an Optionee under the Plan shall be exercisable during his lifetime only by such Optionee. Notwithstanding any provision of the Plan to the contrary, no Option shall be exercisable prior to the time a registration statement under the Securities Act of 1933 is effective with respect to the shares of Stock issuable upon the exercise of such Option.

SECTION 8. Stock Appreciation Rights

     8.1 Stock Appreciation Rights. The Committee may, in its discretion, in connection with the grant of an Employee Option, grant to the Optionee Stock Appreciation Rights, the terms and conditions of which shall be set forth in an agreement. A Stock Appreciation Right shall cover the same shares of Stock covered by the Option (or such lesser number of shares of Stock as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms and conditions as the related Option. Stock Appreciation Rights shall be subject to the following terms and provisions:

	(a) A Stock Appreciation Right may be granted:

	    (i) either at the time of grant, or at any time thereafter during the term of the Option if related to a nonstatutory stock option; or

	    (ii) only at the time of grant if related to an incentive stock option.

	(b) A Stock Appreciation Right will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, and to receive payment of an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such Stock Appreciation Right over the purchase price of a share of Stock under the related Option, by
     (ii) the number of shares as to which such Stock Appreciation Right has been exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the agreement evidencing the Stock Appreciation Right at the time it is granted.

	(c) A Stock Appreciation Right will be exercisable at such time or times and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable. A Stock Appreciation Right granted in connection with an incentive stock option shall be exercisable only if the Fair Market Value of a share of Stock on the date of exercise exceeds the purchase price of a share of Stock specified in the related Option.

	(d) Upon the exercise of a Stock Appreciation Right, the related Option shall be canceled to the extent of the number of shares of Stock as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Stock as to which the Option is exercised or surrendered.

	(e) Stock Appreciation Rights shall be exercised by an Optionee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of shares of Stock with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Optionee shall deliver the agreement evidencing the Stock Appreciation Right being exercised and the agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement to the Optionee.

	(f) Payment of the amount determined under Subsection (b) may be made by the Company in the discretion of the Committee, solely in whole shares of Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Stock. If the Committee decides to make full payment in Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash. Notwithstanding the foregoing, no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Subsection (b) to an officer of the Company or a Subsidiary who is subject to Section 16 of the Exchange Act, unless the exercise of such Stock Appreciation Right is made either (i) during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of sales and earnings or (ii) pursuant to an irrevocable election to receive cash made at least six months prior to the exercise of such Stock Appreciation Right.

	(g) No Stock Appreciation Right may be exercised before the date six months after the date it is granted.

	(h) Subject to the terms of the Plan, the Committee may modify outstanding awards of Stock Appreciation Rights or accept the surrender of outstanding awards of Stock Appreciation Rights (to the extent not exercised) and grant new awards in substitution for them. Notwithstanding the foregoing, no modification of an award of Stock Appreciation Rights shall adversely alter or impair any rights or obligations under the agreement granting such Stock Appreciation Rights without the Optionee's consent.

SECTION 9. Restricted Stock

     9.1 Grant of Restricted Stock. Subject to the provisions of Sections 4 and 5, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Eligible Employees and in such amounts as it shall determine in its sole discretion. Each grant of Restricted Stock shall be made pursuant to a written agreement which shall contain such restrictions, terms and conditions as the Committee may determine in its discretion. Restrictions upon shares of Restricted Stock shall lapse at such time or times and on such terms and conditions as the Committee may determine.

     9.2 Transferability. Except as provided in this Section 9, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock grant; provided that Restricted Stock granted to officers, directors or any person who owns, directly or indirectly, more than 10% of any class of equity security of the Company which is registered pursuant to Section 12 of the Act may not be sold for at least six months after the date of grant.

     9.3 Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock granted to any Eligible Employee pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     9.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Subsection 9.3 hereof, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

	``The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in Telemundo Group, Inc.'s 1994 Stock Plan, rules of administration
     adopted pursuant to such Plan and a Restricted Stock grant dated        .
     A copy of the Plan, such rules and such Restricted Stock grant may be obtained from the Secretary of Telemundo Group, Inc.''

     9.5 Removal of Restrictions. Except as otherwise provided in this
Section 9, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Eligible Employee after the last day of the Period of Restriction. Once the shares are released from the restrictions, the Eligible Employee shall be entitled to have the legend required by Subsection 9.4 removed from his Stock certificate.

     9.6 Voting Rights. During the Period of Restriction, Eligible Employees holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

     9.7 Dividends and Other Distributions. During the Period of Restriction, Eligible Employees holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

SECTION 10. Beneficiary Designation

     10.1 Beneficiary Designation. Subject to Subsections 7.6 and 9.2, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during the lifetime of the Participant. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the estate of the Participant.

SECTION 11. Rights of Employees

     11.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time nor confer upon any Participant any right to continue in the employ or service of the Company.

     11.2 Participation. No employee shall have a right to be selected as an Eligible Employee or, having been so selected, to be selected again as an Optionee or recipient of Restricted Stock. The preceding sentence shall not be construed or applied so as to deny an employee any participation in the Plan solely on the basis that the employee was a Participant in connection with a prior grant of benefits under the Plan.

SECTION 12. Administration; Powers and Duties of the Committee

     12.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. No member of the Committee shall be personally liable for any action, determination or interpretation made or taken with respect to the Plan and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

     12.2 Change in Control. Without limiting the authority of the Committee as provided herein, the Committee, either at the time Employee Options or shares of Restricted Stock are granted, or, if so provided in the applicable Option Agreement or Restricted Stock grant, at any time thereafter, shall have the authority to take such actions as it deems advisable, including to accelerate in whole or in part the exercisability of Employee Options and/or the last day of the Period of Restriction upon a Change in Control. The Option Agreements and Restricted Stock grants approved by the Committee may contain provisions whereby, in the event of a Change in Control, the acceleration of the exercisability of Employee Options and/or the last day of the Period of Restriction may be automatic or may be subject to the discretion of the Committee or may depend upon whether the Change in Control shall be approved by a majority of the members of the Board or such other criteria as the Committee may specify. Nothing herein shall obligate the Committee to take any action upon a Change in Control.

     12.3 Amendment, Modification and Termination of Plan. The Board may at any time terminate, and from time to time may amend or modify, the Plan, provided, however, that no such action of the Board, without approval of the stockholders, may:

	(a) Increase the total amount of Stock which may be issued under the Plan, except as provided in Subsection 4.5 of the Plan.

	(b) Materially increase the cost of the Plan or materially increase the benefits to Participants.

	(c) Extend the period during which Options or Restricted Stock may be granted.

	(d) Extend the maximum period after the date of grant during which Options may be exercised.

	(e) Change the class of individuals eligible to receive Options or Restricted Stock.

     Any amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 of the Act or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. No amendment, modification or termination of the Plan shall in any manner adversely affect any Options or Restricted Stock theretofore granted to any Participant under the Plan, without the consent of that Participant.

     12.4 Interpretation. Unless otherwise expressly stated in the relevant Agreement, any grant of Options, Stock Appreciation Rights and Restricted Stock is intended to be performance-based compensation within the meaning of 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options, Stock Appreciation Rights or Restricted Stock if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options to fail to qualify as such performance-based compensation.

SECTION 13. Tax Withholding

     13.1 Tax Withholding. At such times as an Eligible Employee recognizes taxable income in connection with the receipt of shares, securities, cash or property hereunder (a ``Taxable Event''), the Eligible Employee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the ``Withholding Taxes'') prior to the issuance, or release from escrow, of such shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Eligible Employee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of his obligation to pay Withholding Taxes to the Company, the Eligible Employee may make a written election (the ``Tax Election''), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the shares of Stock then issuable to him having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of an Eligible Employee who may be subject to liability under Section 16(b) of the Exchange Act either: (i) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; or (ii) in the case of the exercise of an Option (A) the Optionee makes the Tax Election at least six (6) months after the date the Option was granted, (B) the Option is exercised during the ten (10) day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (a ``Window Period'') and (C) the Tax Election is made during the Window Period in which the related Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period; or (iii) in the case of a Taxable Event relating to the grant of shares of Restricted Stock (A) the Eligible Employee makes the Tax Election at least six (6) months after the date such stock was granted and (B) the Tax Election is made (x) in the case of a Taxable Event occurring within a Window Period, during the Window Period in which the Taxable Event occurs, or (y) in the case of a Taxable Event not occurring within a Window Period, during the Window Period immediately preceding the Taxable Event relating to such Restricted Stock. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions of this
Section 13.1 or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Act.

SECTION 14. Requirements of Law

     14.1 Requirements of Law. The granting of Options or Restricted Stock, and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     14.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

     14.3 Listing, etc. Each Option or share of Restricted Stock is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of shares of Stock, no Options or shares of Restricted Stock shall be granted or payment made or shares of Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as reasonably acceptable to the Committee acting in good faith.

     14.4 Restriction on Transfer. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of shares of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such shares of Stock shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder. The Committee may require any individual receiving shares of Stock pursuant to an Option or share of Restricted Stock granted under the Plan, as a condition precedent to receipt of such shares of Stock to represent and warrant to the Company in writing that the shares of Stock acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such shares of Stock shall be appropriately legended to reflect their status as restricted securities aforesaid.


Dated:  December 30, 1994